UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 15, 2010

POLO RALPH LAUREN CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-13057	13-2622036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE NEW YORK, NEW YORK	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 318-7000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 15, 2010, Polo Ralph Lauren Corporation (the “Company”) and Mr. Ralph Lauren (the “Selling Stockholder”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. and Goldman, Sachs & Co., as representatives of the underwriters named therein, relating to the sale of 9,000,000 shares of the Company’s Class A common stock by the Selling Stockholder in a public offering pursuant to a registration statement on Form S-3ASR (File No. 333-167503) and a related prospectus supplement filed with the Securities and Exchange Commission. In addition, the Selling Stockholder granted the underwriters an option exercisable for 30 days from the date of such prospectus supplement to purchase from him, at the public offering price less underwriting discounts and commissions, up to an additional 1,350,000 shares of the Company’s Class A common stock.

The Company has also agreed to purchase an additional 1,000,000 shares of the Company’s Class A common stock from the Selling Stockholder at the per share price of the public offering.

The Company will not receive any proceeds from the offering. The offering is expected to close on June 21, 2010, subject to customary closing conditions.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 1.1	Underwriting Agreement, dated June 15, 2010, by and among Polo Ralph Lauren Corporation, Ralph Lauren, and J.P. Morgan Securities Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 16, 2010

POLO RALPH LAUREN CORPORATION

By:	/S/ TRACEY T. TRAVIS
Name:	Tracey T. Travis
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 1.1	Underwriting Agreement, dated June 15, 2010, by and among Polo Ralph Lauren Corporation, Ralph Lauren, and J.P. Morgan Securities Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named therein.